Exhibit 10.19

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT QUALITY GOLD, INC., an Ohio corporation (“Quality Gold”) and MTM, INC., a Delaware corporation (“MTM”) (Quality Gold and MTM are hereinafter sometimes collectively referred to herein as the “Sellers” and, singly, as the “Seller”), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign and convey to HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States (the “Buyer”), the following described property, to wit:

45,041.131	fine troy ounces of gold
86,224.776	fine troy ounces of silver
0	fine troy ounces of platinum
0	fine troy ounces of palladium

TO HAVE AND TO HOLD, all and singular the said property to the Buyer, its successors and assigns, to their own use forever.

Sellers hereby covenant and warrant that: (a)the Sellers are the lawful owner of, and have absolute title to, said property free and clear of all claims, liens, encumbrances and all other defects of title of any kind whatsoever except as set forth in the Purchase and Sale Agreement between the Buyer and the Sellers dated the date hereof; (b) the Sellers have the right, power and authority to sell the same and have not made, or contracted to make, any prior sale, assignment, or transfer of any item of said property to any person, firm or corporation; (c) all acts, proceedings and things necessary and required by law and the articles of incorporation or organization, by-laws and operating agreement of Sellers to make this Bill of Sale a valid, binding and legal obligation of Sellers have been done, taken and have happened; and the execution and delivery hereof have in all respects been duly authorized in accordance with law, and said articles of incorporation or organization, by-laws and operating agreement; (d) the Sellers shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each item of said property to Buyer, its successors and assigns, against the claims and demands of all persons; (e) the Sellers shall, whenever and as often as requested to do so by Buyer, do, execute, acknowledge and deliver any and all such other reasonable acts, assignments, or instruments as may be required by law or requested by Buyer to establish, maintain and protect Buyer’s rights, title and interest in and to said property; and (f) the gold, platinum and palladium hereby conveyed has a minimum degree of fineness of 99.5% and the silver hereby conveyed has a minimum degree of fineness of 99.90%.

This Bill of Sale is binding upon Sellers’ successors and assigns and inures to the benefit of the Buyer’s successors and assigns.

IN WITNESS WHEREOF, the Sellers have caused this Bill of Sale to be executed by its duly authorized officer this 20th day of December, 2018.

WITNESS:	QUALITY GOLD, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
	Title:	CEO

MTM, INC.

/s/ Dennis Horn	By:	/s/ Michael Langhammer
	Title:	Vice President

[Signature Page to Bill of Sale]